Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS FIRST QUARTER 2015 RESULTS

CHATTANOOGA, Tenn. (April 29, 2015) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the first quarter of 2015 ended March 28, 2015. For the first quarter of 2015, the Company had sales of $95,855,000 and a loss from continuing operations of $2,380,000 or $0.15 per diluted share compared with net sales of $85,082,000 and income from continuing operations of $4,820,000 or $0.36 per diluted share for the same period in 2014.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, “The first quarter is always the more challenging period of the year. Our sales of $95.9 million represent a 12.7% increase over the same quarter last year. However, excluding Atlas Carpet Mills, our carpet sales growth for the quarter was 5% as compared with the prior year quarter. Sales a year ago only included Atlas Carpet Mills from the period of March 20 to March 29, 2014. Our sales increase for residential products was up 1.1%, and we estimate industry growth to be similar. Sales of residential products started slowly and built throughout the quarter in what appears to be a sluggish start to the year. The increase in commercial product sales was 52% compared with the same period last year. Without Atlas, the commercial product sales increase was 15.7% on a year-over-year basis as compared with industry growth, we estimate, in the high single digits.

“We have completed the majority of the structural changes in our facilities. Our higher cost of sales for the quarter resulted primarily from higher training, quality, and waste costs associated with our restructuring. Now that the majority of the structural movements within the facilities is completed, we are going through extensive and ongoing training as our associates settle into new roles. Improvements in operations continued throughout the quarter, and we anticipate further operational improvements going forward. We anticipate we will see the positive benefits of the restructuring plan to expand capacity and re-align our facility operational flows in the second half of 2015. Other items affecting the quarter included higher medical costs, currency losses and continued higher sampling costs. We have implemented both rate increases and medical plan design changes to offset these higher medical costs. We have increased prices to offset currency changes and believe that the change in currencies has now stabilized. We still anticipate sampling costs to decline in 2016 and return to historical levels.

“Gross profit for the quarter was 24.3% of net sales as compared with 21.3% the same quarter in the prior year. This improvement was partially due to our experiencing less weather disruptions compared with the prior year. Our selling and administrative expenses were 25.8% of net sales for the quarter as compared with 23.6% for the same quarter of 2014. We had high sampling costs in both our residential and commercial businesses. The planned launch of new products for Atlas Carpet Mills was delayed in 2014, so we have a very robust line of new products being introduced in 2015. Other operating expenses of $490 thousand included unusual currency exchange losses during the period relative to the Canadian dollar. Restructuring expenses during the period were $775 thousand as compared with $73 thousand a year ago. A recap of our restructuring plans is included at the end of this report. Remaining restructuring projects include the movement of our rug operations out of a rented facility, the completion of our Atmore commercial distribution center and the completion of the remaining dye equipment upgrade in our West Coast Susan Street facility to accommodate the unique dye needs of our Atlas Carpet Mills acquisition of last year. We have seen some decreases in raw material costs, though we have also had wage increases and higher medical expenses than anticipated. Due to the volatility of raw material costs, it is difficult at this time to predict future raw material input costs. The operating loss was $2.7 million for the quarter as compared to a loss of $2.2 million for the first quarter of 2014.

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The Dixie Group Reports First Quarter 2015 Results

April 29, 2015

“Current assets increased $9.4 million during the quarter, primarily due to higher levels of inventory and trade receivables. Current liabilities increased $8.8 million during the quarter, mostly due to higher accounts payable. Capital equipment acquisitions, including those funded by cash, financings and capital leases were $5.7 million. Depreciation and amortization was $3.6 million for the quarter. For 2015, we anticipate capital expenditures of $13.5 million and depreciation and amortization of $14.5 million. We removed our Saraland plant from the asset base of our long-term revolving credit line facility and financed it with a 10-year fixed rate mortgage to take advantage of lower long-term interest rates. We ended the quarter with $133 million in debt and availability of $32.8 million.

“The first quarter started off very slow in January with sales building throughout the period. As a result, we ran large unfavorable fixed cost variances early in the quarter. We have had significant improvements each month, but still have not completed all of the training nor implemented all of the improvements needed to get back to the historical quality and waste levels we had prior to the restructuring. We still anticipate most of these actions to be completed by mid-year 2015. We are intent on increasing profitability through improved operations and tighter cost controls as we substantially complete the ongoing restructuring in the first half of 2015.

“Sales for the first four weeks of the second quarter are ahead of the same quarter last year by over 6%. Mortgage rates are still low by historical standards, unemployment is under control and wage increases are pointing to a healthier economy. This points to continued growth as the housing market continues to rebound from historically low levels. Further, the remodeling market should be helped by rising home prices as the supply of housing stock has dwindled with the improving economy. These factors should lead to continued opportunities in the residential market. Particular opportunities are in the growth of our wool business, further increases in our Stainmaster® PetProtect™ products as well as utilization of our latest investments in both ColorPoint™ and iTuft™ tufting technologies for beautiful patterns in the upper-end residential market. The commercial market continues to be strong. We continue to experience growth in our modular tile offerings in both the Masland Contract and Atlas markets. Further, we are pleased with the activity we are seeing in Masland Hospitality as we leverage our investment in Burtco and its unique position in custom computerized yarn placement tufting technology. We want to thank our associates for their dedication during this challenging period of operational transition and look forward to reaping the benefits of their efforts. As always, we continue to be dedicated to supplying our customers with the finest products of the highest quality,” Frierson concluded.

A listen-only internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 11:00 a.m. Eastern Time on April 29, 2015. A replay will be available approximately two hours later and will continue for approximately 30 days. If internet access is unavailable, a listen-only telephonic conference will be available by dialing (913) 312-0982 and entering 1960821 at least ten minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 1960821 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract, Masland Hospitality and Avant brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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The Dixie Group Reports First Quarter 2015 Results

April 29, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended
	March 28, 2015	March 29, 2014
NET SALES	$95,855	$85,082
Cost of sales	72,516	66,981
GROSS PROFIT	23,339	18,101
Selling and administrative expenses	24,757	20,117
Other operating expense, net	490	152
Facility consolidation expenses	775	73
OPERATING LOSS	(2,683)	(2,241)
Interest expense	1,177	1,012
Other expense, net	10	10
Gain on purchase of business	—	(10,937)
Income (loss) from continuing operations before taxes	(3,870)	7,674
Income tax provision (benefit)	(1,490)	2,854
Income (loss) from continuing operations	(2,380)	4,820
Loss from discontinued operations, net of tax	(88)	(192)
NET INCOME (LOSS)	$(2,468)	$4,628

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.15)	$0.36
Discontinued operations	(0.01)	(0.02)
Net income (loss)	$(0.16)	$0.34

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.15)	$0.36
Discontinued operations	(0.01)	(0.02)
Net income (loss)	$(0.16)	$0.34

Weighted-average shares outstanding:
Basic	15,435	12,789
Diluted	15,435	13,017

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The Dixie Group Reports First Quarter 2015 Results

April 29, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	March 28, 2015	December 27, 2014
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$743	$394
Receivables, net	51,730	50,524
Inventories	110,254	104,207
Other	20,482	18,692
Total Current Assets	183,209	173,817

Property, Plant and Equipment, Net	104,655	102,489
Other Assets	24,503	24,574
TOTAL ASSETS	$312,367	$300,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$60,074	$51,415
Current portion of long-term debt	9,265	9,078
Total Current Liabilities	69,339	60,493

Long-Term Debt	123,780	118,210
Deferred Income Taxes	8,501	9,376
Other Liabilities	21,077	19,824
Stockholders' Equity	89,670	92,977
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$312,367	$300,880

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The Dixie Group Reports First Quarter 2015 Results

April 29, 2015

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures report by other companies.

Non-GAAP Summary
	Three Months Ended
Non-GAAP Gross Profit	March 28, 2015	March 29, 2014
Net Sales	$95,855	$85,082

Gross Profit	$23,339	$18,101
Plus: Mfg. Integration Expense	—	445
Non-GAAP Adjusted Gross Profit (Note 1)	$23,339	$18,546

Gross Profit as % of Net Sales	24.3%	21.3%
Non-GAAP Adjusted Gross Profit % of Net Sales	24.3%	21.8%

The Company defines Adjusted Gross Profit as Gross Profit plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus one-time items so defined. (Note 1)

	Three Months Ended
Non-GAAP Adjusted Selling and Administrative Expenses	March 28, 2015	March 29, 2014
Net Sales	$95,855	$85,082

Selling and Administrative Expenses	$24,757	$20,117
Less: Mfg. Integration Expense	—	(377)
Less: Acquisition Expense	—	(455)
Non-GAAP Adjusted Selling and Administrative Expenses (Note 2)	$24,757	$19,285

Selling and Administrative Expenses as % of Net Sales	25.8%	23.6%
Non-GAAP Adjusted Selling and Administrative Expenses as % of Net Sales	25.8%	22.7%

The Company defines Adjusted Selling and Administrative Expenses as Selling and Administrative Expenses less manufacturing integration expenses and direct acquisition expenses included in Selling and Administrative Expenses, less one-time items so defined. (Note 2)

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The Dixie Group Reports First Quarter 2015 Results

April 29, 2015

Non-GAAP Summary
	Three Months Ended
Non-GAAP Operating Income (Loss)	March 28, 2015	March 29, 2014
Net Sales	$95,855	$85,082

Operating Income (Loss)	$(2,683)	$(2,241)
Plus: Acquisition Expense	—	455
Plus: Mfg. Integration Expense	—	822
Plus: Facility Consolidation Expense	775	73
Plus: Impairment of Assets	—	—
Non-GAAP Adjusted Operating Income (Loss) (Note 3)	$(1,908)	$(891)

Operating Income (Loss) as % of Net Sales	(2.8)%	(2.6)%
Adjusted Operating Income (Loss) as a % of Net Sales	(2.0)%	(1.0)%

The Company defines Adjusted Operating Income (Loss) as Operating Income (Loss) plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus facility consolidation and severance expenses, plus direct acquisition expenses, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 3)

Non-GAAP Summary
	Three Months Ended
Non-GAAP EBIT and EBITDA	March 28, 2015	March 29, 2014
Net Income (Loss) as Reported	$(2,468)	$4,628
Less: Loss from Discontinued Operations, Net of Tax	(88)	(192)
Plus: Taxes	(1,490)	2,854
Plus: Interest	1,177	1,012
Non-GAAP Adjusted EBIT (Note 5)	(2,693)	8,686
Plus: Depreciation and Amortization	3,637	2,988
EBITDA	944	11,674
Plus: Acquisition Expense	—	455
Less: Gain on Purchase of Business	—	(10,937)
Plus: Facility Consolidation Expense	775	73
Plus: Mfg. Integration Expense	—	822
Non-GAAP Adjusted EBITDA (Note 5)	$1,719	$2,087

Non-GAAP Adjusted EBITDA as % of Net Sales	1.8%	2.5%

Management estimate of severe weather (not in above)	—	1,054

The Company defines Adjusted EBIT as Net Income (Loss) less loss from discontinued operations, plus taxes and plus interest. The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus manufacturing in integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 5)

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The Dixie Group Reports First Quarter 2015 Results

April 29, 2015

Non-GAAP Summary
	Three Months Ended
Non-GAAP Free Cash Flow	March 28, 2015	March 29, 2014
Non-GAAP Adjusted EBIT	$(2,693)	$8,686
Times: 1 - Tax Rate = EBIAT	(1,670)	5,385
Plus: Depreciation and amortization	3,637	2,988
Minus: Net change in working capital	546	14,485
Non-GAAP Cash from Operations	1,421	(6,112)
Minus: Capital expenditures, net of asset sales	5,704	4,299
Minus: Business/Capital acquisitions	—	6,716
Non-GAAP Free Cash Flow (Note 6)	$(4,283)	$(17,127)

The Company defines Free Cash Flow as Non-GAAP Adjusted EBIT plus interest plus depreciation and amortization, plus non-cash impairment of assets and goodwill, minus the net change in working capital minus the tax shield on interest, minus capital expenditures, net of asset sales, minus business/capital acquisitions. The change in net working capital is the change in current assets less current liabilities between periods. (Note 6)

Facility Consolidation Plan Summary
	Q1 2015	Q2 2015 Est.	Q3 2015 Est.	Q4 2015 Est.	2016 Est.
Warehousing, Distribution & Manufacturing Consolidation Plan	$605	$595	$—	$227	$165
Atlas Integration Plan	170	100	109	—	—
Total Facility Consolidation Expense	$775	$695	$109	$227	$165

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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